EXHIBIT 23.2


                               IKON VENTURES, INC.

                          INDEPENDENT AUDITORS' REPORT

       Independent Auditors' report to the members of IKON Ventures, Inc.

The board of directors and stockholders

We have audited the accompanying consolidated balance sheet of Ikon Ventures, Inc. as of December 31, 2000 and December 31, 1999 and the related statement of income, stockholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ikon Ventures, Inc. as of December 31, 2000 and December 31, 1999 and the results of its operations and cash flows for the two years then ended in conformity with U.S. Generally Accepted Accounting Principles.

The accompanying financial statements have been prepared assuming that Ikon Ventures, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Ikon Ventures, Inc. has suffered losses from operations resulting in significantly depleted cash flows. These matters raise substantial doubt about the ability of Ikon Ventures, Inc. to continue as a going concern. The directors' plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                     HLB Kidsons

                                                             Registered Auditors

                                                           Chartered Accountants

London

March 6, 2001